Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT
The subsidiaries of the Registrant, excluding those
which, considered in the aggregate as a single
subsidiary, would not constitute a significant
subsidiary as of July 31, 2005, are:
Airstream, Inc. (a Nevada corporation)
Citair, Inc. (a Pennsylvania corporation)
Citair, Inc. does business in Canada under the name “General Coach.”
DS Corp. dba CrossRoads RV (a Delaware corporation)
Damon Corporation (a Delaware corporation)
Dutchmen Manufacturing, Inc. (a Delaware corporation)
Four Winds International, Inc. (a Delaware corporation)
Thor California, Inc. (a Delaware corporation)
Komfort Corp. (a Delaware corporation)
Keystone RV Company (a Delaware corporation)
ElDorado National California, Inc. (a California corporation)
ElDorado National Kansas, Inc. (a Kansas corporation)
Champion Bus, Inc. (a Delaware corporation)
General Coach America, Inc. (a Delaware corporation)
Goshen Coach, Inc. (a Delaware corporation)
Thor Tech, Inc. (a Nevada corporation)
T.H.O.R. Insurance Company Limited (a Bermuda corporation)

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